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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated August 11, 2004, except for Note 16, as to which the date is August 26, 2004, relating to the financial statements of Advance America, Cash Advance Centers, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Spartanburg, SC
October 20, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM